2022 Investor Day 1

Statements and information in this presentation that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov. This presentation contains non-GAAP financial measures. Included with this presentation is a reconciliation of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP. Forward Looking Statements & Non-GAAP Financial Measures

Agenda

(all times are CST)

8:00 - 9:00AM	Registration
9:00 - 9:05AM	Welcome
9:05 - 9:30AM	Nick Zarcone-President & Chief Executive Officer
9:30 - 9:50AM	Wholesale North America Justin Jude-President, Wholesale North America Rick Galloway-Chief Financial Officer, Wholesale North America
9:50 - 10:05AM	Self Service Mike Dufresne-Vice President, Self Service
10:05 - 10:30AM	Break
10:30 - 10:50AM	Europe Arnd Franz-Chief Executive Officer, LKQ Europe Yanik Cantieni-Chief Financial Officer, LKQ Europe
10:50 - 11:10AM	Specialty Bill Rogers-Senior Vice President, Specialty Gary Mann-Vice President & Controller, Specialty
11:10 - 11:30AM	Financial Overview Varun Laroyia-Executive Vice President & Chief Financial Officer, LKQ Corporation
11:30 - 12:15PM	Q&A/Closing Remarks

LKQ

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Keeping you moving

Nick Zarcone President & Chief Executive Officer

Our Mission To be the leading global value-added and sustainable distributor of vehicle parts and accessories by offering our customers the most comprehensive, available and cost-effective selection of part solutions and services while building strong partnerships with our employees and the communities in which we operate.

Our mission is underpinned by a set of clear core competencies and strengths 6 CORE COMPETENCIES AND STRENGTHS • Far-reaching aftermarket parts distribution in growing markets • Industry-leading aftermarket and salvage procurement • Insurance / customer / MSO relationships and B2B e- commerce • Highly effective product cataloguing • Efficient inventory management and best-in-class availability • Investments in businesses fitting our core competencies • Market-leading positions and unmatched footprint

Rationalize Asset Base To achieve this mission, GEAR forward provides a strong framework to define a clear strategic roadmap Adapt To Evolving Technology Expand Global Footprint Grow Diversified Offerings 7 Grow offerings including services and take share through continued core business improvement Identify and analyze new potential geographic growth markets to enter Monitor megatrends, assess long-term threats & opportunities and position LKQ for the future Examine current businesses, drive margin improvement and execute transformations

In 2019, we set Four Key Priorities Profitable Growth Talent Acquisition Cash Flow Generation Enhance Margins 8

We aligned our financial goals and our corporate strategy Operational Excellence (2019 – Future) 1. Strategy • Drive operational excellence throughout the enterprise 2. Incentives • Incentivize operational efficiency through organic growth, accretive margins, and judicious working capital management 3. Capital Allocation • Utilize Free Cash Flow for highest return investments available 4. Balance Sheet • Moderate leverage to support organic investment and long-term equity returns North America & Specialty witnessed highest margins in the company’s history Made permanent cost structure changes, while navigating the pandemic Generated highest free cash flows in Company’s history Executed on share repurchasing program and initiated a quarterly dividend Delivered on our initial 1LKQ Europe Margin targets Hired key leaders across all our reporting segments 9 Since 2019

Shifted 50% of long-term incentives from cash to performance share units Align interests of LKQ’s Board and executives with our shareholders All of LKQ’s compensation plans are designed to create a pay-for-performance culture Annual incentive program to focus management on profitability and the optimization of cash flow LTIP performance metrics tied to organic parts and services revenue growth, adjusted EPS and ROIC We changed our performance-based compensation programs to reinforce our strategic direction 2018 2022 Annual Cash Incentive • Adjusted Diluted EPS (100%) • EBITDA (30%) • EBITDA as a % of Revenue (30%) • Free Cash Flow (40%) LTIP • Revenue Growth (42.5%) • Adjusted Diluted EPS (42.5%) • ROE (15%) • 100% Cash-Based Plan • Organic Revenue Growth (40%) • Adjusted Diluted EPS (40%) • ROIC (20%) • Executive’s 3-year long-term incentive plan is now 50% PSUs and 50% Cash • Added an ESG component to our cash long term incentive awards beginning with the 2021-2023 performance period 10

Vehicle Technology Remote | Mobile Services Key market trends create opportunities for growth 11 Vehicle Electrification NiMH Battery Reconditioning and Installation • Proprietary technology for hybrid battery reconditioning • Battery installations at customer-preferred location • Strong platform for Li-Ion BEVs 0.6 0.0 1.2 0.2 0.4 1.4 0.8 1.6 1.0 2 0 2 1 2 0 2 4 2 0 2 2 2 0 2 3 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 8+ yrs of age US BEV VIO in M +42% Trend Opportunity Trend Opportunity US Market for Diagnostics, Calibration and Complex Sublet Repairs in $Bn 1,254 1,762 0 300 600 900 1,200 1,500 1,800 2021 2026 +7%

180 780,000 1.4M 1.1M 740,000 2.1M LKQ At LKQ, we create a circular economy by selling used parts and distributing spare parts to the vehicle industry. Recycling, remanufacturing, and reusing car parts are part of our DNA: Our operations recover more than 90% of the vehicle. The Largest Auto Recycler in the World Recycling Facilities Vehicles Procured Catalytic Converters Tons of Scrap Batteries Tires 12

ESG Focus Areas 13 Employee Engagement Diversity, Equity & Inclusion Talent Development Carbon Footprint & Recycling Sustainable Supply Chain Community Support

Our ESG Goals Our Environment: 30% By 2030, reduce global Scope 1 and Scope 2 emissions by 30% compared to the 2021 baseline relative to revenue. Net Zero By 2050, achieve net zero emissions across our operations. Our People — Employee Engagement: 73% By 2025, achieve 73% participation in our employee engagement survey and overall engagement score of 76. 78% By 2030, achieve 78% participation in our employee engagement survey and overall engagement score of 78. 14

Sustainability Report Highlights 15 We are creating a more sustainable business with a goal of reducing our emissions by 30% by 2030 and achieving net zero emissions across our operations by 2050. Methodology based on information from: www. mdpi.com, www.carbonclean.com, www.bdsv.org, McKinsey & Company and www.onetreeplanted.org. 13.8M ~2.2M ~208,000MWh Recycled Parts Sold Gallons of Waste Oil Electricity Saved ~43,000 Tons ~3.9M CO2 Saved Gallons of Fuel

Our Strategic Plan: Embed Operational Excellence Across the Global Enterprise 16 Annual Organic Revenue Growth without Inflation Impact 2.2% to 3.2% Average Annual Organic EBITDA Margin Improvement 15 bps to 25 bps Minimum Sustainable Free Cash Flow ≥ $1 billion Profitable Growth Enhance Margins Cash Flow Generation Talent Acquisition Sustainable Targets

Wholesale North America Justin Jude – President Rick Galloway – Chief Financial Officer

North America leader for Alternative Parts, Recycled OEM, Remanufacturing, and Diagnostics Services

$4.4B[1]	17.6%	~12.6K	459
2021 Revenue	2021 EBITDA Margin	Employees	Locations


BRITISH COLUMBIA
SASKATCHEWAN
NEWFOUNDLAND AND LABRADOR
ONTARIO
QUEBEC
NORTH DAKOTA
SOUTH DAKOTA
OREGON
WYOMING
NEVADA
UTAH
COLORADO
NOVA SCOTIA
New York
San Diego

Aftermarket
Recycled OEM
Auto Parts Outlet
Heavy Duty Truck
Diagnostic Services

What do we do…

Aftermarket

- Leading provider of aftermarket collision repair parts
- Paint, Body & Equipment
- Radiators and Condensers

Recycled OEM

- Leading provider of recycled OEM collision parts
- Leading provider of recycled engines and transmissions

Remanufacturing

- Engines and transmissions
- Rear axles and turbos
- Hybrid battery reconditioning

Services

- Calibration, Mechanical, Electronic, & Diagnostic
- Mobile coverage in 55 markets
- Remote offering in all US and some Canada

LKQ

[1] PGW Auto Glass business divested in April 2022; $0.4B, ~1k employees, and 118 locations included in these 2021 numbers

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Distribution & Wholesale North America Footprint Strong relationships with top insurance carriers Extensive distribution network LKQ wins through scale, strong value propositions, and strategic partnerships 19Note: Data represents US Automotive Insurance Providers Source: “Auto Insurance Report” Brian Sullivan, Editor 1) Aftermarket competitor 2) Remanufactured competitor Defined Supply Agreements Carrier Partners 2014 Ford F-150 Hood 2018 Nissan Altima Headlamp 2014 GMC Sierra 1500 Transmission New OEM $1050 $471 $3,193 Remanufactured N/A N/A $2,499 Recycled OEM $740 $310 $2,100 New A/M $924 $419 N/A Competitor $815(1) $348(1) $2,600(2) Average Savings to OE 21% 23% 28% Source: Market Share estimated based on LKQ Analysis, Romans Group LLC +370 bpsTop 3 U.S. MSOs increase in market share 2022 16.8% 18.2% 2020 20.5% 2021 Value proposition Partnering with national multi-shop operators (MSO) 95% of customers delivered by LKQ’s fleet (over 4,000 vehicles) Industry leading fill-rates Highly fragmented space 68.2%31.8%

2020 Investor Day introduced LKQ North America Wholesale’s drive to profitable growth and operational excellence 20 Growth and Establishment 2006-2017 Expansion 2018 & Beyond • Top-Line Revenue Growth • Significant Acquisitions • Profitable Revenue Growth • Strategic/Tuck-in Acquisitions Commercial • Minimal focus on customer profitability • Deliver at all costs • One more part on the truck • Exit margin dilutive business • Focus on customer value proposition • Grow customer share of wallet Operational • Capitalize on acquisition synergies • Level one integration • Expanding workforce • Establish continuous improvement • Align incentive plans • Strategically upgrade talent Cash • Cash generation not a priority • Significant growth in working capital • Utilize liquidity for acquisitions • Highly focused on cash generation • Improve trade working capital • Establish capital investment ROIC Business Focus

21 Reliable margin delivery  Disciplined pass-through of uncontrollable costs LKQ poised for share growth following supply chain challenges  12% increase in salvage yard capacity in 2021, with more pending  Demand improving  Limited by supply chain  Fill rate improvements will position LKQ to win share and grow revenue  Important steps into battery reconditioning  Sector has a strong future based on anticipated megatrends Investment in diagnostics strengthens Services business Other strategic investment in Remanufacturing for future growth  Developed the largest independent US provider of mobile vehicle diagnostics, ADAS calibration, electronics and mechanical services  Services business helps diversify and has been margin accretive 44.3% 49.1% 13.5% 18.1% 10% 12% 14% 16% 18% 20% 22% 40% 42% 44% 46% 48% 50% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 GM% EBITDA% 2019 2020 2021 2022 Business Focus – making strategic investments and continuing to deliver

Commercial - Actions have led to a customer-focused value **proposition while increasing LKQ's share of APU wallet**

Exiting non-core operations

PGW "MORE THAN GLASS" autoglass AN LKQ COMPANY

- Sale of aftermarket glass business closed on April 18, 2022
- Not synergistic to LKQ and margin dilutive

Consistent growth despite industry headwinds

- Impact of hybrid working on congestion patterns
- Advanced Driver-Assistance Systems (ADAS)

- Organic growth
- Strategic investments
- Proprietary sales enhancement software

Enhanced our offering to collision shops



Aftermarket and OEM recycled collision parts



Paint, body and equipment



Vehicle Services

Developed and implemented Sales Assistant[1] tool

- Using data to help sales reps sell incremental volume
- Initial use of Sales Assistant has demonstrated achievement of 6% incremental revenue
- Sales reps' adoption of the tool has increased from 45% to 78% in the past year

[1] Sales Assistant is an internally-developed software solution which helps identify incremental selling opportunities in real time

LKQ
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23  Continued improvement using Artificial Intelligence for salvage procurement  Network Optimization software driving strategic decision making  Organization structure changes enhancing process improvement  Lean Daily Management rolling out across all regions  Partnering with customers to reduce past due balances  Utilizing lean processes to drive sustainable DIOH improvements  Note: today’s Inventory levels are not sustainable and will need to be replenished as supply chain constraints ease Operational Excellence Delivering Improvements in Trade Working Capital* 85% 90% 95% 100% Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Linear (% Current Trend) Accounts Receivable % Current Operational Excellence will continue to help expand margins and deliver Cash Average Trade Working Capital = Receivables, Net + Inventories – Accounts Payable, calculated as trailing twelve months

Management is committed to clear and concise objectives

1 Business Focus

- Continued investment in margin enhancing services segment
- Strategic investment is expanding reman product offerings
- Poised for share growth following supply chain challenges

2 Commercial

- Organic revenue growth continues to rebound following COVID-19
- Proprietary sales tool driving incremental revenue
- Expanding product line offering to collision shop customers
- Exit from non-core glass business

3 Operational Excellence

- Focus and investment in Lean operating system
- Daily management roll out
- Network optimization

4 Cash

- Improved profitability
- Strategic Capital investments
- Accounts receivable success

Sustainable Targets

Annual Organic Revenue Growth without Inflation Impact

2.0% to 3.0%[1]

Average Annual Organic EBITDA Margin Improvement

10 bps to 30 bps

Drive FCF through continued optimization of trade working capital

LKQ

[1] Excluding impact of metal commodity price fluctuations

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Keeping you moving

Self Service Mike Dufresne – Vice President

LKQ’s Self Service segment has the largest national footprint with opportunity for continued growth 2021 Revenue: $787M | 2021 EBITDA Margin: 22.3% | ~1,650 Employees | 69 Locations Self Service locations $192 $203 $207 $335 $389 $580 Parts & Services 20202019 2021 Metals $527 $592 $787 CompetitionSelf Serve Statistics Vehicles procured 554K Scrap (tons) 838K Tires 1,248K Batteries 522K Waste oil (gallons) 1,513K Fuel (gallons) 2,517K Revenue* growth in metal, parts & services National • Schnitzer • Nucor Regionally fragmented • Pull a Part • U Pick • I Pull U Pull 26 * in millions

Self Service Strengths & Capabilities People Process Customer offerings Digital • Extensive industry experience • Entrepreneurial spirit • Results oriented • Deep roots in local communities • Disciplined & systematic inventory sourcing and management • Industry leading yields on cores and parts • Best practices and standard operating model • Best on-site inventory • Extensive geographic footprint • Superior guarantee programs • Premium & foreign vehicle inventory • Digital app for improved customer experience • Listing current vehicles on lot • Push notifications for vehicles of interest • Sales and customer specials communicated through app 27

Select Self Service strategic initiatives Streamlined Sourcing & Operational Processes Improved Data Collection & MDM Pricing B2B2C E-Comm Self-Service Digital Strategy Digital Advertising to EOL Vehicle Owners Vehicle Valuation Models Initiative 1: Centralized Buying and Dispatching Initiative 2: Execute Digital Strategy 28

Optimization of online marketing along with enhancements in dispatch will lead to increased revenue and profitability Outcome of initiatives Marketing • Improves hit rate within search engines • Drives increased online traffic • Earns higher trust with customers Operations – Centralized & Internally Managed Towing Fleet • Directly transfer vehicle leads to central dispatch agents • Eliminate inefficiencies using third party towing agents • Reduce quote to pickup turnaround time by at least 50% 1) Enhance Search Engine Marketing and Optimization 2) Centralized Dispatch and Internal Fleet Management 29

A superior digital strategy will help to drive further differentiation between Self Service and its competition Digitization Streamlined Sourcing & Operational Processes • Centralizing buying and dispatching • Quote to vehicle pickup in 2 hours Improved Data Collection & MDM • Track part sales data ‒ Improve customer experience ‒ Enhance vehicle procurement values Vehicle Valuation Models • Develop similar valuation process to full- service business that generates optimized vehicle bids based on existing inventory and known customer demand Pricing • Develop dynamic pricing model ‒ Utilize interchange data and demand ‒ Increase part sales volume B2B2C E-Comm • Utilize data to identify parts frequently sold on online marketplaces • Enhance web presence to meet online channel demand Digital Advertising to EOL Vehicle Owners • Increase street buy leads through improved Search Engine Marketing (SEM) & Search Engine Optimization (SEO) 30

Self Service segment has a strong focus on operational excellence driving improved profitability, order to cash and overall customer experience Developed an operational hedge on commodities converting procurement to cash between 30 to 90 days, decreasing impact of market fluctuations1 Our exceptional people combined with LKQ enterprise proprietary data allows the Self Service segment continued growth and profitability2 Utilizing our digital strategy will help drive better sourcing of vehicles along with enhanced product offerings leading to a better customer experience3 31

32

LKQ Europe Arnd Franz – Chief Executive Officer, LKQ Europe Yanik Cantieni – Chief Financial Officer, LKQ Europe

LKQ Europe 34 Unmatchable Footprint 1,000 locations serve 100,000+ workshops multiple times per day Excellence & Scale Resilient business, leading margin, capital efficiency and long-term growth Innovation Seamless digital experience and first to market in electrification Leader in Sustainability Used parts, remanufacturing and CO2 footprint strategy

LKQ Europe 35 20 Countries 1,000 Branches 10,000 Franchise workshops 100,000 Independent workshops 26,300 Employees $6.1B Revenue 2021 900,000 Unique SKUs #1 Ranking in Europe Patterned Fill indicates countries where LKQE is market leader

LKQ Europe Growth Story 36 Revenue in Billion $ Employees in 000s 0.1 0.7 1.3 1.8 2.0 2.9 3.6 5.2 5.8 5.5 6.1 20122011 2013 2014 5.3 11.8 2015 2016 2020 20.2 2017 2018 2019 2021 3.9 8.2 11.4 18.6 27.5 29.0 26.326.2

Double Digit EBITDA through Margin Improvement & Productivity 37 Revenue and Segment EBITDA % Average TWC & ATWC % Revenue 3.6 5.8 6.1 8.8% 7.8% 10.2% 2017 2019 2021 Revenue in $B EBITDA % 0.9 1.4 1.0 25.4% 24.6% 16.2% 20212017 2019 Average TWC in $B ATWC % Revenue Average Trade Working Capital = Receivables, Net + Inventories – Accounts Payable, calculated as trailing twelve months

Margin & Cash Flow Improvement Procurement, Product Management, Revenue Optimization and Asset Rationalization 38 132 Suppliers Consolidated in 2021 10bps EBITDA Improvement $85M Improvement $300M TWC Improvement $38M Improvement Asset Rationalization Procurement Initiatives Payment Terms & Supply Chain Financing Category Management $210M Revenue Growth Private Label Revenue Optimization Note: Average Trade Working Capital = Receivables, Net + Inventories – Accounts Payable, calculated as trailing twelve months

Productivity & Shared Services 39 Innovation & Service Center Katowice, Poland • FTE Productivity / Cost Benefits • Jobs in Digitalization, Innovation & Administration • Boost LKQ’s Digital and Innovation Strategy • Process Excellence & Standardization 29.0 26.3 2019 2021 -9% 207 231 2019 2021 +12% Revenue per Employee In $000 LKQ India Pvt, Ltd. Bengaluru, India Total Employees 000’s 79 358 2019 2021 +353% Shared Service Employees

Operational Excellence is Continuing

1. Network Design
   - Closed 100 branches / Revenue per Branch +14%
2. Consolidation of Infrastructure
   - Powerful distribution centers in key markets
3. Pan European Inbound Freight / Transport Contracts
   - Freight and transport consolidation
4. Replenishment Route Optimization
   - >10% cost reduction potential
5. Inventory and Demand Planning
   - DIO reduced by 9 days '21 vs.'19 with 97% customer fill rates
6. Warehouse Operations / Productivity
   - 90+ Order lines per man hour picking speed
7. C02 Emission Reduction
   - Goal: 30,000 Tons reduction of annual CO2 emissions by 2030


Sulzbach-Rosenberg, DE


Berkel , NL


Tamworth, UK

LKQ
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Keeping you moving

41 Tomorrow’s Market Environment European Auto Service Outlets Vehicles in Operation in Europe 2021 2030 20302021 BEV PHEV ICE & OTHER Independent workshops OEM-franchised workshops 361 Million >12.0 years 340 Million 11.8 years • Market Growth • Late impact of Electrification on Independent Aftermarket • Consolidation of Service Points • Market Share Gains for Independent Workshops Passenger cars and light commercial vehicles, EU+EFTA+UK . Source: McKinsey, LKQ Scenario

42

Workshop of the Future CUSTOMERS • Private • Fleets • Insurances • OEMs • Corporates ADAS diagnostic & calibration Referral systems E-working station capabilities Battery repair & replacement Digital tools & processes Garage management system Software upgrades High-voltage protective equipment 43

Capacity of Traction Batteries Will Deplete Over Lifetime of the Vehicle 44 SOC / voltage state Production quality Temperature Time Charging / discharging behavior Depth of discharge Battery State of Health (SOH) % of original nominal capacity. 100% 90% 80% 70% 60% LKQ model calculation: 64% of batteries reach EOL between 10 and 14 years of age Performance Typical OEM warranty 0 5 10 15 Years Capacity reserve

Electrical Vehicles Will Create New Business Opportunities in the Aftermarket 45 Use phase Integration Dismantling Testing & Sorting Recycling Repair Remanufacturing Production Reuse LKQ Business Opportunity

Operational Excellence With Innovation: LKQ Europe Strategic Objectives 46 Gross Margin Improvement • Procurement & Product Strategy • Revenue Optimization • Private Label Operational Excellence • Logistics • Branch Network • Shared Services Enhance Customer Engagement - Digital & Beyond • Virtual Platforms • Websites • Garage / Workshop Enhancements Position for the Future • Electrification • Data & Diagnostics Annual Organic Revenue Growth without Inflation Impact 2.5% to 3.5% Sustainable Annual EBITDA Margin > 10% Drive FCF through continued optimization of trade working capital 01 02 03 04 Sustainable Targets

Specialty Bill Rogers - Senior Vice President Gary Mann - Vice President Finance

Strengthened Our Vertically Owned Brands Business Despite the COVID-19 pandemic and global supply chain issues, Specialty has made tremendous progress in the last 2 years 48 9% $400 $1,200 2% $0 $200 8% 10% $600 $1,400 $800 11% $1,000 $1,600 7% $1,800 $2,000 $2,200 $2,400 12% 0% 1% 3% 4% 5% 6% 20192013 2015 20202016 2017 2018 20212014 +12.9% +12.9% Specialty Financial Performance $ in M Key Accomplishments since 2019 12.0% Organic 2019 – 2021 Revenue CAGR 12.0% 2021 EBITDA Margin – Highest Since Establishing the Specialty Segment Entered Marine business Sales EBITDA EBITDA %

Our unmatched logistics network and superior delivery capabilities… 49 Inside Sales Locations (9) Specialty Cross-Docks (37) Specialty Distribution Centers (8) Manufacturing Locations (4) R&D Locations (2) Order to delivery in less than 24 hoursSpecialty Logistics Network Big & Bulky – Every Day

Mobile Application Interactive Garage (Auto Only) MagniFinder (RV Only) … Are further enhanced by our digitization • 1055 custom catalogs • Smart search • Images & video • Fitment (vehicle specific) • Category browsing • Real time inventory Superior Catalog • Social share • Email share • Flyer share • Publications • Surveys • New-lines / New Products Digital Tools • Account Center: ✓ Order/Cancellation history ✓ Invoices ✓ Returns • Where is my truck tracking • Build lists Robust self-service business tools • Parts search • Ordering • Order tracking • Rapid order • VIN scan • Enables consumers to see what their dream build could look like • Dozens of vehicles • Thousands of parts • Direct to cart connection • Schematics • Owner’s manuals • Installation manuals • Wiring diagrams • Hot-link to Parts ordering 50

Case-in-point: Interactive Garage

- Some Usage Data
  - Over 12,000 Jobbers have the tool on eKeystone
  - 450+ have customized version
  - 500k unique sessions per month
  - Average build time – 9 Mins
- 83 KAO Brands currently included
- Now offering Custom version with B to C Cart
  - Bolts onto Customer's Web Site
- **Participating Suppliers are…**
  - Included in all eKey versions
  - PartsVia.com
  - TurnKey eShop Customer Sites
  - Custom Supplier version for use on your website, shows, sales, etc.

Interactive Garage


Keystone
Keystone
INTERACTIVE GARAGE
Keystone Interactive Garage is built to help jobbers like you generate more sales. Use this tool for free as part of your eKeystone premium package to help customers visualize builds which they can then buy from you.
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Keystone
INTERACTIVE GARAGE
Upgrade to Custom
Upgrade to Custom + Cart


New for 2021!
Keystone Interactive Garage Cart Add On
Get All the Benefits of KIG Custom Plus the Ability to Let Customers Purchase Directly on Your Website
1. Customers Create a Build on Your Website
2. They Can Then Checkout Using Our Newly Built Cart Sytem
3. Once an Order is Placed, Fulfill with Keystone with the Click of a Button. Dropship or Ship to Your Store for Pickup.

- Package developed for multiple top tier brands within the SEMA space
- Participation includes IG tool integration on all KAO B to B and B to C commerce sites

LKQ
51
Keeping you moving

Marine business will benefit from our best-in-class logistics capabilities and digitization

Specialty Expects Accelerated Growth for the New Marine Segment

- Fully integrate Seawide
- Leverage existing Specialty Programs
- Onboard premier marine brands
- Expand into Private Label products
- Significantly grow the customer base

Current Brands

CARVER, DEXTER, FULTON, GARMIN, HUMMINBIRD, LOWRANCE, MINN KOTA, MOELLER marine products, Raymarine, Sierra, SIMRAD, Star brite, Taylor Made

Future Brand Opportunities

Interlux, PETTIT, POWER-POLE

~$9B	2021E TOTAL ADDRESSABLE MARINE SEGMENT
~98%	TOTAL UNTAPPED SEGMENT SHARE

Marine Parts & Accessories Aftermarket Growth Drivers


Growing Outdoor
Lifestyle & Enthusiasm


Large, Aging
On-Water Fleet


Growth in Boat Rental / Sharing
Platform Clubs

LKQ
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Keeping you moving

We continue to assess adjacent segments for attractive opportunities

Established "Blueprint" for Expanding into Attractive Adjacent Segments

1. Identify Segments
2. Develop Organically
3. Onboard New Products and Customers
4. Acquire and Integrate Other Distributors

Segment	TAM Addition	Five-Year TAM Growth Rate
Powersports	~$3.9B	5%+
E-Bikes	~$2.5B	18%+
PTVs	~$3.0B	7%+







Proven ability to accelerate growth with M&A in adjacent spaces

LKQ

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Our Strategy is to Drive Continued Profitable Growth in Specialty 54 Maintain and grow #1 position in core auto & RV markets served • New lines & products • Exclusive brands Establish strong position in adjacent marine distribution market Expand through M&A activity in: • “Tuck-in” distribution • Adjacent space distribution • Strong product brands Extend digital ecosystem and capabilities • Industry leading B2B e-comm platform • Preferred e-comm fulfilment partner for digital marketplaces and e-tailers • Customer and supplier digital services offerings • Proprietary CRM system Annual Organic Revenue Growth without Inflation Impact 3.0% to 4.0% Average Annual Organic EBITDA Margin Improvement 10 bps to 20 bps Drive FCF through continued optimization of trade working capital Sustainable Targets 1 2 3 4

Specialty Summary 55 Strong leadership position in the markets we serve Multiple competitive advantages that are very difficult to duplicate Markets are responding favorably to new environmental conditions Very strong team responsive to changing market & driving market leadership Sound business strategy to expand organically and through M&A

Executive Vice President and Chief Financial Officer Varun Laroyia

Third Party Revenue (6) (1) Segment EBITDA is a non-GAAP measure. See the Appendix for reconciliations of non-GAAP measures. (2) Net Debt is a non-GAAP measure. See the Appendix for reconciliations of non-GAAP measures (3) Total liquidity includes cash and cash equivalents and availability under credit facilities (4) Based on 5/27/22 closing price of $52.34 and 3/31/22 outstanding shares. (5) Sources: S&P/Fitch/ Moody’s (6) Reflects TTM Q1 2022 Segment EBITDA (1)(6) Financial Measures TTM Q1 2022 in $M Revenue $13,265 Segment EBITDA (1) $1,781 Net Debt (2) $2,394 Total Liquidity (3) $1,595 Market Capitalization (4) $14,901 Credit Rating (5) BBB- / BBB- / Baa3 34.1% 45.9% Self Service North America 14.1% Europe 5.9%Specialty 44.6% 34.2% Self Service Europe North America Specialty 12.3% 8.9% LKQ Financial Snapshot 57

▪ Target net leverage ratio below 2.0x ▪ Maintain mix of fixed and floating interest rate debt with maturities spread over 3 – 10 years ▪ Transition to an unsecured capital structure with investment grade rating to improve financial flexibility Our Approach to Balance Sheet and Capital Allocation Sustained Investment Grade Rating and Driving TSR 58 Driving Increased Organic Growth / Taking Share from Competitors ▪ Organic growth focus – outgrow markets and continue to expand in near adjacencies ▪ Capitalizing on market position to take market share in volatile environment ▪ Substantial barriers to entry (“wide moat”) – customers rely on LKQ ▪ No major transactions on the horizon; possible non-organic growth though “targeted tuck-ins” Balance Sheet Management and Capital Allocation Consistent Focus on Profitable Growth and Cash Flows ▪ Growing profitable revenue from geographically diversified portfolio ▪ Focus on improving margins through operational excellence initiatives ▪ Continuous improvements (e.g. 1LKQ Europe incl. Oracle deployment and Shared Services; AI in NA) ▪ Strong net income to free cash flow conversion since 2H 2018 Capital Allocation to Drive Valuation ▪ Maintain investment grade credit rating ▪ Greater capital structure discipline and stability ▪ Moderate capital expenditures ▪ Share repurchases and dividends using excess free cash flow Conservative Leverage Philosophy Key Takeaways ▪ Strong, stable, and market- leading globally diversified business portfolio ▪ Recession resistant business ▪ Improving margins and sustainable strong free cash flow ▪ Disciplined future growth— organic and tuck-in focus ▪ Investment grade rating provides additional flexibility and enhances valuation

LKQ Operates in a Growing and Economically Resilient Industry 59 2.36 2.42 2.48 2.56 2.63 2.68 2.75 2.80 2.86 2.89 2.96 2.99 3.01 3.03 2.97 2.96 2.97 2.95 2.97 2.99 3.03 3.10 3.17 3.21 3.24 3.27 3.03 3.02 1 9 9 7 1 9 9 5 2 0 1 8 1 9 9 8 2 0 0 7 2 0 0 0 2 0 0 4 2 0 0 3 2 0 0 5 2 0 1 5 2 0 0 6 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 0 2 0 1 6 2 0 1 7 2 0 1 9 1 9 9 4 2 0 2 0 2 0 0 9 2 0 0 1 1 9 9 9 2 0 0 2 2 0 0 8 1 9 9 6 2 0 2 1 +2% +1.3% -2% -7% Stable US Vehicle Miles Traveled Provide Consistent Demand for Aftermarket Auto Parts (in Trillions of Miles) 2001 Recession Great Recession COVID-19 related stay-in-shelter triggered downturn in 2020 and follow on effects in 2021 triggered a unique and rare shock to underlying VMT driven demand… expect recovery similar to prior recessions CAGR Source: US Department of Transportation

Total Vehicle Kilometers Traveled in Europe Exhibit Similar Patterns as in the US 60 1.29 1.43 Germany Italy 1.45 UK 202120202019 1.37 201820172014 201520132012 1.51 1.45 20112010 2016 1.451.44 1.46 1.48 1.50 1.52 +0.6% -9.5% Sources: IHS, GIPA, UK DoT Note: UK 2021 VKTs are provisional for Q1-Q3 2021 CAGR COVID-19 effects caused a decline in last two years, but over the long run, stable vehicle kilometers traveled and aging car parc provide steady demand for aftermarket auto parts Historical Vehicle Kilometers Traveled in Trillions of Km

Operational Excellence Program Drives Results P&S Organic Revenue Growth 38.8% 39.5% 40.7% 20212019 2020 70 bps 120 bps Gross Margin % 10.6% 11.8% 13.6% 2019 2020 2021 120 bps 180 bps Segment EBITDA % (1) $798 $1,271 $1,074 202120202019 +16.0% Free Cash Flow (1) 2019 2020 2021 2.6x 1.9x 1.4x 0.7x 0.5x Net Leverage (2) $2.37 $2.55 $3.96 2019 2020 2021 +7.6% +55.3% Adjusted EPS (1) 9.8% 9.7% 15.1% 20212019 2020 +530 bps ROIC (3) Three years of operational excellence has delivered outstanding results and reliable performance 0.3% (7.6%) 7.9% 2019 2020 2021 (1) Segment EBITDA, Free Cash Flow, and Adjusted Diluted EPS are non-GAAP measures. See the Appendix for reconciliations of non-GAAP measures. (2) Net leverage per bank covenants is defined as Net Debt/EBITDA. See definitions of Net Debt and EBITDA in the credit agreement filed with the SEC for further details. (3) Amortization of acquired intangibles and lease obligations have been excluded from the calculation of Return on Invested Capital. All income, transaction costs, capital and equity related to Stahlgruber GmbH are excluded from Q2 2018 to Q2 2019. The effect of the Mekonomen and other impairment charges on income were excluded for 2018 and 2019.

31% 39% 45% 66% 42% 31% 39% 45% 66% 42% 31% 39% 45% Focus on Free Cash Flow Generation 62Note: FCF amounts only include FCF generated by continuing operations 1) Free Cash Flow and EBITDA are non-GAAP measures. See the Appendix for reconciliations of non-GAAP measures $374 $388 $347 $465 $798 $350 $544 $571 $523 $715 $1,444 $1,367 $409 98% 80% 60% 39% 2017 45% 2015 2016 31% 2018 42% 66% Q1 20222019 $1,074 2020 2021 $1,064 $1,271 Free Cash Flow1 FCF / EBITDA Operating Cash Flow Operating & Free Cash Flow $ in M Operating Initiatives and Incentives to Drive Free Cash Flow Conversion • Metrics deployed in 2018 across all key Trade Working Capital components; consistently & rigorously measured • Deployed European Cash-Pool in 2019; extracted excess trapped capital • Changed Incentive Program throughout organization starting 2019 • Improved inventory management with Fill-Rate and ROI focus • Work with vendor partners to match payment terms with broader market convention • Specific European Vendor Terms focus; expanding Days Payable incl. Vendor Financing Program • SKU management in Europe to reduce SKU count and complexity • Recent investment grade rating supports further DPO increase and free cash flow generation

Net Debt / EBITDA



2.6x
2.7x
2.9x
2.6x
1.9x
1.4x
1.3x
Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22
LKQ
Keeping you moving
SUPPORTS AND HIRES OUR VETERANS

S&P Global
Ratings

RatingsDirect®

Research Update:

LKQ Corp. Upgraded To 'BBB-' From 'BB+' On Stronger Business Risk Profile And Sustained Deleveraging, Outlook Stable

April 18, 2022

FitchRatings

RATING ACTION COMMENTARY

Fitch Affirms LKQ at 'BBB-'; Outlook Stable

May 12, 2022

MOODY'S
INVESTORS SERVICE

Moody's assigns Baa3 Issuer Rating to LKQ Corporation, upgrades subsidiary debt to Baa3; outlooks are stable

May 31, 2022

LKQ

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Balance Sheet Prepped to Sustain Volatile Capital Markets (1) Total debt (in millions) as of 3/31/22, excluding debt issuance costs. Debt Maturity Profile(1) 277553 1,813 1019 2026 20272023Q2-Q4 2022 1,337 2024 2025 2028+ 23 3,712 3 3 288 3.875% EUR Senior Notes due 2024 (€500M) Notes Payable 4.125% EUR Senior Notes due 2028 (€250M) Other Debt Finance Lease Obligations Revolver (Drawn) Revolver (Undrawn) Debt Structure Optimization • Credit Facility matures in January 2024 • Expect to decrease the size of the facility when we replace our existing facility in the next 12 months • Negotiate facility under investment grade terms • No early call option for the €500M Senior Notes due in April 2024 • Call window for the €250M Senior Notes due in 2028 opens in April 2023 • Plan to spread maturities in future years 64

Strong Operating Cash Flows Allocated to Highest Return Opportunities 2019 to March 2022 - Capital Allocation Priorities for Next 3 Years Future cash flow will be allocated to highest return opportunities across organic investments, tuck-in acquisitions, and share repurchases; further shareholder return via regular dividend 18% 33% 38% CapEx Net Debt Paydowns 4% Share Repurchases Acquisitions Other Dividends 3% 3% $4.3 Billion Operating Cash Flows Deployed Operating Cash Flow Maintain high conversion; scale with business Capital Expenditures Similar level expected with focus on high ROIC projects Acquisitions Focused on high synergy tuck-ins with no large platforms expected Share Repurchases Similar level expected Dividends Similar level to recent quarters expected + / ‒ + / ‒ + / ‒ + / ‒ 65

Driving Value Through Investment and Asset Base Rationalization

$M USD

Target critical capabilities in attractive markets (1)

GREEN BEAN BATTERY COMPANY

ELITEK VEHICLE SERVICES



SEBITDA %
26.2%
Revenue
$51M

- Entry point to diagnostic services and battery remanufacturing

High return capital projects that advance our strategy

Benelux CDC

- Allows consolidation of 4 regional centers to a central facility
- Projected payback period of ~ 6 years
- Advances ESG initiatives with an energy efficient facility (BREEAM Excellent certification; gas free)

Salvage land acquisitions (e.g. Denver)

- Expansion opportunity for core recycling operation in a large market

Tuck-in acquisitions to strengthen market leading positions (2)

SeaWide FABTECH Fab Fours

- Specialty acquisitions in 2021 supported with our existing distribution capabilities creating cross-sell and cost savings opportunities
  - Pro forma synergies projected to be $8M in Year 2

Divest non-core businesses to simplify operating model and redeploy proceeds (3)

Examples (2019 – 21): PGW Glass, AeroVision, Stahlgruber Telecom



SEBITDA %
9.1%
Revenue
$548M

- Margin accretive divestitures

(1) Reflects trailing twelve months Q1 '22 financials for Elitek and Green Bean Battery
(2) Synergy figures reflect Pro Forma amounts for SeaWide, Fabtech and Fab Fours
(3) Trailing twelve months financials prior to divestiture date for PGW Glass, AeroVision and Stahlgruber Telecom.

LKQ 66 Keeping you moving

Financial Policy to Enhance Shareholder Value Focus on Free Cash Flow Generation  Target organic growth greater than market comps  Achieve 1 LKQ Europe program, NA and Specialty margin expansion  Convert high levels of EBITDA to Free Cash Flow with a focus on trade working capital efficiencies. Target FCF/EBITDA conversion ratio of 55% to 60% Maintain Optimal Leverage  Maintain investment grade rating through continuation of strong credit metrics and judicious capital deployment  Maintain net leverage of lower than 2.0x Adj. EBITDA  Strong FCF generation will enable significant annual capital deployment to drive TSR Deploy Capital into Highest Return Opportunities  Organic Investments: Fund high-ROIC projects that contribute to organic growth and margin expansion (e.g. Benelux Distribution Facility and Shared Services expansion)  Acquisitions: Focused on tuck-in acquisitions with significant synergies or critical capabilities. Do not expect large M&A. Returns tested against share repurchases  Share Repurchases & Dividends: Return value to shareholders through regular quarterly dividend and share repurchases Maintain Appropriate Liquidity  Maintain liquidity to enable LKQ to invest through a market cycle  Current liquidity of $1.6B as of 3/31/2022 through cash and available revolver capacity. In mid- term, reduce available liquidity by amending Credit Facility and partial terming out  No significant debt maturities till 2024 67

LKQ’s Investment Thesis Strong Market Position • Market leadership in all four reporting segments: ‒ North America ‒ Europe ‒ Specialty ‒ Self Service • Unparalleled customer & geographic diversity • Industry leading service Organic Growth & Operational Excellence • Ability to grow revenue organically faster than market growth • Execute near term operational initiatives with 1LKQ Europe and North America programs • Long-term ability to drive continuous improvement in operations and margins Focus on Cash Flow and Capital Allocation • Convert EBITDA to FCF by maintaining rigorous working capital discipline • Diversity of reporting segments provides opportunity for further growth and driving operating leverage • Excess free cash flow allocated to enhance long-term shareholder value Stable business through economic cycles Organic revenue growth faster than market & EBITDA growth faster than revenue Allocating capital to grow EPS faster than EBITDA Driving consistent and strong growth in Adjusted EPS over the long term 68

Our Strategic Plan: Embed Operational Excellence Across the Global Enterprise 69 Annual Organic Revenue Growth without Inflation Impact 2.2% to 3.2% Average Annual Organic EBITDA Margin Improvement 15 bps to 25 bps Minimum Sustainable Free Cash Flow ≥ $1 billion Profitable Growth Enhance Margins Cash Flow Generation Talent Acquisition Sustainable Targets

Nick Zarcone Closing Remarks President & Chief Executive Officer

Great Company, Great Stock 71 Great Company – Great Stock Great Company • Financially resilient • Competitively advantaged • Growing profitably • Premium ROIC • Committed to ESG • Employer of choice Great Stock • Strong & sustainable • Shareholder value • Stable & loyal long- term investor base • Magnet for talent • Supports winning culture Shareholder Value Integrated Strategy Approach Business Strategy Investor Strategy Financial Strategy Integrated Strategy Approach

72

Appendix 73

Appendix 1 Reconciliation of Total Debt to Net Debt We have presented net debt solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity and financial position. We calculate net debt as total debt less cash and cash equivalents. We believe net debt provides insight into our liquidity and provides useful information to management and investors concerning our financial position. We believe net debt is used by investors, securities analysts and other interested parties in evaluating the liquidity and financial position of other companies, many of which present net debt when reporting their results. Net debt should not be construed as an alternative to total debt, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report net debt information calculate net debt in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies. (1) The sum of the individual components may not equal the total due to rounding (in millions) March 31, 2022(1) Current portion of long-term obligations $31 Long-term obligations, excluding current portion 2,680 Total debt, net of debt issuance costs $2,711 Add: Debt issuance costs 10 Total debt $2,721 Less: Cash and cash equivalents 327 Net debt $2,394 74

Appendix 2 Reconciliation of Net Income to EBITDA and Segment EBITDA

(in millions)	2019	2020	2021	Q1 2022	Q1 2021	TTM Q1 2022
Net income	$545	$640	$1,092	$273	$266	$1,099
Subtract:						
Net income attributable to continuing noncontrolling interest	3	2	1	-	-	-
Net income attributable to discontinued noncontrolling interest	1	-	-	-	-	-
Net income attributable to LKQ stockholders	$541	$638	$1,091	$273	$266	$1,098
Subtract:						
Net income (loss) from discontinued operations	2	-	1	4	-	5
Net income attributable to discontinued noncontrolling interest	(1)	-	-	-	-	-
Net income from continuing operations attributable to LKQ stockholders	$541	$639	$1,090	$269	$266	$1,094
Depreciation and amortization	291	272	260	59	66	253
Depreciation and amortization - cost of goods sold	21	22	23	6	6	24
Depreciation and amortization - restructuring expenses	2	6	1	-	-	-
Interest expense, net of interest income	136	102	70	15	24	61
(Gain) loss on debt extinguishment	-	13	24	-	-	24
Provision for income taxes	215	249	331	89	93	327
EBITDA	$1,206	$1,302	$1,799	$438	$455	$1,781
Subtract:						
Equity in (losses) earnings of unconsolidated subsidiaries	(32)	5	23	2	6	19
Gain due to resolution of acquisition related matter	12	-	-	-	-	-
Gains on previously held equity interests	1	-	-	-	-	-
Equity investment fair value adjustments	-	-	11	(1)	5	5
Add:						
Restructuring and transaction related expenses	35	61	19	3	8	15
Restructuring expenses – cost of goods sold	21	7	-	-	-	-
Loss (gain) on disposal of businesses and impairment of net assets held for sale and goodwill	47	3	-	-	-	-
Change in fair value of contingent consideration liabilities	-	1	1	-	-	1
Losses on previously held equity interests	-	-	-	1	-	1
Direct impacts of Ukraine/Russia conflict(2)	-	-	-	6	-	6
Segment EBITDA	$1,328	$1,369	$1,785	$447	$452	$1,781
Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	4.3%	5.5%	8.3%	8.0%	8.4%	8.2%
EBITDA as a percentage of revenue	9.6%	11.2%	13.7%	13.1%	14.3%	13.4%
Segment EBITDA as a percentage of revenue	10.6%	11.8%	13.6%	13.4%	14.2%	13.4%

LKQ

(1) The sum of the individual components may not equal the total due to rounding

(2) Adjustments include provisions for reserves for asset recoverability (receivables and inventory) and expenditures to support our employees and their families in Ukraine

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We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results without the impact of discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results. We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and transaction related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments, or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; impairment charges; and direct impacts of the Ukraine/Russia conflict and related sanctions (including provisions for reserves for asset recoverability and expenditures to support our employees and their families). Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies. Appendix 2 EBITDA and Segment EBITDA Reconciliation 76

Appendix 3 Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS from Continuing Operations 77(1) The sum of the individual components may not equal the total due to rounding (2) Adjustments include provisions for reserves for asset recoverability (receivables and inventory) and expenditures to support our employees and their families in Ukraine (in millions, except per share data) 2019 2020 2021 Net income $545 $640 $1,092 Subtract: Net income attributable to continuing noncontrolling interest 3 2 1 Net income attributable to discontinued noncontrolling interest 1 - - Net income attributable to LKQ stockholders $541 $638 $1,091 Subtract: Net income (loss) from discontinued operations 2 - 1 Net income attributable to discontinued noncontrolling interest (1) - - Net income from continuing operations attributable to LKQ stockholders $541 $639 $1,090 Adjustments – continuing operations attributable to LKQ stockholders: Amortization of acquired intangibles 125 98 78 Restructuring and transaction related expenses 37 66 20 Restructuring expenses – cost of goods sold 21 7 - Change in fair value of contingent consideration liabilities - 1 1 Gains on previously held equity interests (1) - - (Gain) loss on debt extinguishment - 13 24 Gain due to resolution of acquisition related matter (12) - - Loss on disposal of businesses and impairment of net assets held for sale 47 3 - Impairment of equity method investments 41 - - Excess tax benefit from stock-based payments (3) - (2) Tax effect of adjustments (60) (49) (31) Adjusted net income from continuing operations attributable to LKQ stockholders $736 $777 $1,180 Weighted average diluted common shares outstanding 311 305 298 Diluted earnings per share from continuing operations attributable to LKQ stockholders: Reported $1.74 $2.09 $3.66 Adjusted $2.37 $2.55 $3.96

Appendix 3 Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS from Continuing Operations We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of discontinued operations, restructuring and transaction related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, direct impacts of the Ukraine/Russia conflict and related sanctions, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to transactions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies. 78

Appendix 4

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(in millions)	Year Ended December 31[1]							Three Months Ended March 31[1]
	2015	2016	2017	2018	2019	2020	2021	2022
Operating Cash Flows	$544	$635	$519	$711	$1,064	$1,444	$1,367	$409
Less: Operating Cash Flows – Discontinued Operations	-	64	(4)	(4)	-	-	-	-
Operating Cash Flows from Continuing Operations	$544	$571	$523	$715	$1,064	$1,444	$1,367	$409
Capital Expenditures	170	207	179	250	266	173	293	59
Less: Capital Expenditures – Discontinued Operations	-	24	4	-	-	-	-	-
Continuing Capital Expenditures	$170	$183	$175	$250	$266	$173	$293	$59
Free Cash Flow from Continuing Operations	$374	$388	$347	$465	$798	$1,271	$1,074	$350

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities from continuing operations, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions, pay dividends and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

(1) The sum of the individual components may not equal the total due to rounding

LKQ

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